Exhibit 99.1

Contact:

Timothy Baker	Scott Solomon
President and Chief Financial Officer	Vice President
Cynosure, Inc.	Sharon Merrill Associates
(978) 256-4200	(617) 542-5300
TBaker@cynosure.com	CYNO@investorrelations.com

Cynosure Reports Record Third-Quarter Revenue of $71.5 Million,

Up 18% Year-Over-Year

Westford, MA – October 28, 2014 – Cynosure, Inc. (Nasdaq: CYNO), which designs, manufactures and markets medical devices for aesthetic procedures and precision surgical applications worldwide, today reported financial results for the three months ended September 30, 2014.

Third-Quarter 2014 Highlights

•	Revenue up 18% year-over-year to $71.5 million

•	Non-GAAP net income of $5.5 million, or $0.25 per diluted share, excluding amortization expenses, acquisition costs and unrealized foreign exchange loss

•	GAAP net income of $3.1 million, or $0.14 per diluted share, including amortization expenses, acquisition costs and unrealized foreign exchange loss

•	$113 million in cash and investments at September 30, 2014

•	Repurchased $6.6 million of common stock under share repurchase program

•	Acquired assets of RF medical device manufacturer Ellman International, Inc.

“Cynosure delivered record third-quarter revenue of $71.5 million, up 18 percent year-over-year as revenue in each of our direct sales channels improved from the same period in 2013,” said Cynosure Chairman and Chief Executive Officer Michael Davin. “North American laser revenue increased 17 percent, revenue from our Asia Pacific subsidiaries rose 46 percent, while our European direct sales channel was up 7 percent. Product and technology innovation, expanded indications and new international marketing clearances continue to drive favorable results for the Company.”

“Demand for our flagship PicoSure® Picosecond Laser Workstation continues to exceed our expectations,” Davin continued. “Based on enthusiastic customer feedback and patient and physician satisfaction, we believe this technology is becoming the gold standard for the removal of tattoos and benign pigmented lesions. New FDA marketing clearances, combined with recent international regulatory approvals in Korea, Taiwan and Australia, demonstrate the successful execution of our strategy to drive growth for PicoSure worldwide.”

Recent Highlights

•	Ellman International, Inc. Acquisition. During the third quarter, Cynosure announced that it acquired the assets of Ellman International, Inc. for approximately $13.2 million in cash. Based in Hicksville, NY, Ellman develops, manufactures and markets advanced radiofrequency (RF) technology for precision surgical and aesthetic procedures and offers a line of aesthetic lasers.

•	PicoSure System Receives FDA Clearance for New Indications. The Company received clearance from the U.S. Food and Drug Administration to market the PicoSure system, previously approved for the removal of tattoos and benign pigmented lesions, for the additional indications of acne scarring as well as the treatment of fine lines and wrinkles.

•	Share Repurchase Program. During the third quarter, the Company repurchased $6.6 million of common stock under its $35 million share repurchase program. Approximately $4 million remained available under the program at September 30, 2014.

“We ended the third quarter of 2014 with cash and investments of $113 million and generated cash from operations of $14.1 million during the quarter,” Davin said. “We continued to effectively maintain our balance sheet strength while returning capital to our stockholders and investing to profitably grow the business.”

Business Outlook

“Looking ahead, Cynosure is well-positioned to deliver top-line growth and increased profitability,” Davin said. “Our healthy, unencumbered balance sheet supports our strategy to drive growth organically and through strategic acquisitions. We are on schedule to launch our next flagship platform in 2015 for non-invasive fat removal, and we believe this large addressable market represents a significant growth opportunity for the Company.”

Third-Quarter Financial Results Conference Call

In conjunction with the announcement of its third-quarter 2014 financial results, Cynosure will host a conference call for investors and analysts at 9:00 a.m. ET today. On the call, Michael Davin and Timothy Baker, the Company’s President and Chief Financial Officer, will discuss Cynosure’s financial results and provide a business overview. Those who wish to listen to the conference call webcast should visit the “Investors” section of the Company’s website at www.cynosure.com. The live call can also be accessed by dialing (877) 709-8155 or (201) 689-8881. If you are unable to listen to the live call, the webcast will be archived for one year on the Company’s website.

About Cynosure, Inc.

Cynosure designs, manufactures and markets medical devices for aesthetic procedures and precision surgical applications worldwide that enable plastic surgeons, dermatologists and other medical practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular and benign pigmented lesions, remove multi-colored tattoos, revitalize the skin, liquefy and remove unwanted fat through laser lipolysis, reduce cellulite, clear nails infected by toe fungus and ablate sweat glands. Cynosure’s product portfolio is composed of a broad range of energy sources including Alexandrite, diode, Nd: YAG, picosecond, pulse dye, Q-switched lasers, intense pulsed light and radiofrequency technology. Cynosure sells its products globally under the Cynosure, Palomar, ConBio and Ellman brand names through a direct sales force in the United States, Canada, Mexico, France, Germany, Spain, the United Kingdom, Australia, China, Japan and Korea, and through international distributors in approximately 120 other countries. For corporate or product information, visit Cynosure’s website at www.cynosure.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including Cynosure’s intention to repurchase shares of its common stock from time to time under the share repurchase program, Cynosure’s intention to broaden its reach through expanded indications and marketing programs, research and development projects, and Cynosure’s active pipeline of potential acquisition opportunities, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the market price of Cynosure’s stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company’s cash flows from operations, levels of demand for procedures performed with

Cynosure products and for Cynosure products themselves, competition in the aesthetic laser industry, general business and economic conditions, effects of acquisitions that Cynosure has made or may make, Cynosure’s ability to develop and commercialize new products, Cynosure’s reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, and economic, market, technological and other factors discussed in Cynosure’s most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q for the first and second quarters of 2014, which are filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, although Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date subsequent to the date of this press release.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$71,530	$60,692	$206,107	$151,473
Cost of revenues	31,232	26,558	89,721	65,865

Gross profit	40,298	34,134	116,386	85,608

Operating expenses
Selling and marketing	21,721	17,364	62,710	44,198
Research and development	5,746	5,033	16,319	12,350
Amortization of intangible assets acquired	740	451	2,166	948
General and administrative	6,841	12,712	22,197	42,189

Total operating expenses	35,048	35,560	103,392	99,685

Income (loss) from operations	5,250	(1,426)	12,994	(14,077)

Interest (expense) income, net	(342)	25	(1,034)	80
Other (expense) income, net	(827)	721	(548)	318

Income (loss) before income taxes	4,081	(680)	11,412	(13,679)

Income tax provision (benefit)	1,007	601	3,074	(4,683)

Net income (loss)	$3,074	$(1,281)	$8,338	$(8,996)

Diluted net income (loss) per share	$0.14	$(0.06)	$0.37	$(0.49)

Diluted weighted average shares outstanding	21,900	22,331	22,280	18,406

Basic net income (loss) per share	$0.14	$(0.06)	$0.38	$(0.49)

Basic weighted average shares outstanding	21,637	22,331	21,900	18,406

Condensed Consolidated Balance Sheet

(In thousands)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets:
Cash, cash equivalents and marketable securities	$53,754	$93,655
Short-term investments and related financial instruments	34,171	26,633
Accounts receivable, net	44,121	36,587
Inventories	59,034	50,251
Deferred tax asset, current portion	9,475	9,341
Prepaid expenses and other current assets	12,201	6,891

Total current assets	212,756	223,358
Property and equipment, net	35,039	26,445
Long-term marketable securities	25,071	8,804
Goodwill and intangibles, net	160,978	154,416
Other noncurrent assets	1,829	1,678

Total assets	$435,673	$414,701

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$57,461	$50,939
Amounts due to related parties	—	1,268
Deferred revenue	9,621	9,163
Capital lease obligations	171	286

Total current liabilities	67,253	61,656

Capital lease obligations, net of current portion	15,689	14,957
Deferred revenue, net of current portion	818	1,010
Other long-term liabilities	16,058	8,726

Total stockholders’ equity	335,855	328,352

Total liabilities and stockholders’ equity	$435,673	$414,701

To supplement our consolidated financial statements presented in accordance with GAAP, Cynosure uses non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP EPS. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures included in this press release exclude costs associated with the acquisition of Palomar and amortization of intangible assets acquired, as well as unrealized foreign exchange gains or losses for the three and nine months ended September 30, 2014 and 2013. This exclusion may be different from, and therefore not comparable to, similar measures used by other companies.

Cynosure’s management believes that the non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding the acquisition-related costs that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to the non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. The non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that the non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in our financial and operational decision making.

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Gross profit	$40,298	$34,134	$116,386	$85,608

Non-GAAP adjustments to gross profit:

Costs associated with acquisitions and amortization	1,494	1,848	4,244	3,454

Total Non-GAAP adjustments to gross profit	1,494	1,848	4,244	3,454

Non-GAAP Gross profit dollars	$41,792	$35,982	$120,630	$89,062

Non-GAAP Gross profit percentage	58.4%	59.3%	58.5%	58.8%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Income (loss) from operations	$5,250	$(1,426)	$12,994	$(14,077)

Non-GAAP adjustments to income (loss) from operations:

Costs associated with acquisitions and amortization	2,880	9,379	10,317	33,075

Total Non-GAAP adjustments to income from operations	2,880	9,379	10,317	33,075

Non-GAAP Income from operations	$8,130	$7,953	$23,311	$18,998

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income (loss)	$3,074	$(1,281)	$8,338	$(8,996)

Non-GAAP adjustments to net income (loss):

Costs associated with acquisitions and amortization	2,880	9,379	10,317	33,075
Unrealized foreign exchange loss (gain)	889	(702)	611	(319)
Income tax effect of non-GAAP adjustments	(1,348)	(1,798)	(2,638)	(10,406)

Total Non-GAAP adjustments to net income (loss)	2,421	6,879	8,290	22,350

Non-GAAP net income	$5,495	$5,598	$16,628	$13,354

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Diluted net income (loss) per share	$0.14	$(0.06)	$0.37	$(0.49)

Costs associated with acquisitions and amortization	0.13	0.41	0.46	1.74
Unrealized foreign exchange loss (gain)	0.04	(0.03)	0.04	(0.01)
Income tax effect of Non-GAAP adjustments	(0.06)	(0.08)	(0.12)	(0.54)

Total Non-GAAP adjustments to net income (loss)	0.11	0.30	0.38	1.19

Non-GAAP diluted net income per share	$0.25	$0.24	$0.75	$0.70

Weighted average shares used to compute diluted net income per share	21,900	22,890	22,280	18,991

Weighted average shares used to compute Non-GAAP diluted net income per share	21,900	22,890	22,280	18,991